Exhibit 99.5

Unaudited Pro Forma Condensed Combined Financial Information

On January 8, 2024, Landsea Homes Corporation (together with its subsidiaries, “Landsea Homes” or the “Company”) entered into a membership interest purchase agreement (the “Membership Interest Purchase Agreement”) with Antares Acquisition, LLC (“Antares”) and the sellers named therein, to acquire all of the outstanding membership interests of Antares for an aggregate cash purchase price of $185.0 million, exclusive of the repayment of Antares’ debt and subject to certain post-closing adjustments. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of the Company and Antares, adjusted to give effect to the completion of the acquisition of Antares (the “Antares Acquisition”).

The unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the Securities and Exchange Commission (“SEC”) on May 20, 2020. The unaudited pro forma condensed combined financial information of the Company and Antares as of and for the year ended December 31, 2023 is derived from, and should be read in conjunction with, their respective audited historical financial statements as of and for the year ended December 31, 2023.

The historical financial statements of the Company and Antares have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events which are necessary to account for the Antares Acquisition, in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The historical combined financial information of the Company has been adjusted in the unaudited pro forma condensed financial information to give effect to pro forma events that are: (i) directly attributable to the Antares Acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, are expected to have a continuing effect on the combined operating results. In the opinion of management, all adjustments necessary to present fairly the pro forma financial information have been reflected. The assumptions underlying the pro forma adjustments are described fully in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed financial information. The accompanying unaudited pro forma combined financial information does not give pro forma effect to (i) the issuance and sale of the notes offered hereby and (ii) the use of proceeds therefrom.

The Antares Acquisition will be accounted for as a business combination using the acquisition method with Landsea Homes as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, the total consideration will be allocated to Antares’ assets acquired and liabilities assumed based upon their estimated fair values upon the consummation of the Antares Acquisition, which is currently expected to occur in the second quarter of 2024. The process of valuing the net assets of Antares at the consummation of the Antares Acquisition, as well as evaluating accounting policies for conformity, is preliminary and subject to final adjustments following the consummation of the Antares Acquisition. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. As a result of the foregoing, the unaudited pro forma condensed combined financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The actual purchase accounting assessment may vary based on final analyses of the valuation of assets acquired and liabilities assumed, particularly regarding intangible assets and deferred tax assets and liabilities, which could be material. The unaudited pro forma condensed combined financial information and related notes are provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Antares Acquisition been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein. Further, the unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Antares Acquisition or any integration costs that may be incurred.

The following unaudited pro forma condensed combined financial information have been prepared to give effect to the Antares Acquisition and financing, which includes adjustments for the following:

•	Certain reclassifications to conform Antares’ historical financial statement presentation to Landsea Homes’ presentation;

•	Application of the acquisition method of accounting under the provisions of ASC 805 and to reflect estimated consideration of approximately $233.0 million;

•	Proceeds and uses of borrowings under its existing revolver credit facility to finance the Antares Acquisition; and

•	Non-recurring transaction costs in connection with the Antares Acquisition.

Unaudited Pro Forma Condensed Combined Balance Sheet — As of December 31, 2023

	Landsea Homes	Antares Adjusted (Note 2)	Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
	(dollars in thousands, except share and per share data)
Assets
Cash and cash equivalents	$119,555	$93	$(212,490)	A	$120,000	H	$7,158
			(20,000)	E	—
Cash held in escrow	49,091	—	—		—		49,091
Real estate inventories	1,121,726	95,717	83,937	B	—		1,301,380
Due from affiliates	4,348	—	—		—		4,348
Goodwill	68,639	—	232,990	A	—		120,452
			(83,937)	B	—
			(1,500)	C	—
			(38,595)	F	—
			(57,145)	G	—
Other assets	107,873	5,716	(20,500)	A	—		114,289
			1,500	C	—
			(300)	D	—
			20,000	E	—
Total assets	$1,471,232	$101,526	$(96,040)		$120,000		$1,596,718
Liabilities
Accounts payable	$77,969	$1,830	$3,177	D	$—		$82,976
Accrued expenses and other liabilities	160,256	3,956	—		—		164,212
Due to affiliates	881	13,658	(13,658)	G	—		881
Line of credit facility, net	307,631	38,595	(38,595)	F	120,000	H	427,631
Senior notes, net	236,143				—		236,143
Total liabilities	782,880	58,039	(49,076)		120,000		911,843
Commitments and contingencies
Equity
Stockholders’ equity
Preferred stock, $0.0001 par value	—	—	—		—		—
Common stock, $0.0001 par value	4	—	—		—		4
Members’ Equity	—	43,487	(43,487)	G	—		—
Additional paid-in capital	465,290	—	—		—		465,290
Retained earnings	187,584	—	(3,477)	D	—		184,107
Total stockholders’ equity	652,878	43,487	(46,964)		—		649,401
Noncontrolling interests	35,474	—	—		—		35,474
Total equity	688,352	43,487	(46,964)		—		684,875
Total liabilities and equity	$1,471,232	$101,526	$(96,040)		$120,000		$1,596,718

Unaudited Pro Forma Condensed Combined Statement of Operations — Year Ended December 31, 2023

	Landsea Homes	Antares Adjusted (Note 2)	Transaction Accounting Adjustments		Financing Adjustments		Pro Forma Combined
	(dollars in thousands, except share and per share data)
Revenue
Home sales	$1,169,867	$171,142	$—		$—		$1,341,009
Lot sales and other	40,080	—	—		—		40,080
Total revenue	1,209,947	171,142	—		—		1,381,089
Cost of sales
Home sales	967,034	136,993	24,392	AA	9,960	FF	1,133,650
			(4,729)	DD	—
Lot sales and other	27,939	—	—		—		27,939
Total cost of sales	994,973	136,993	19,663		9,960		1,161,589
Gross margin	214,974	34,149	(19,663)		(9,960)		219,500
Operating expenses
Sales and marketing expenses	73,248	4,097	—		—		77,345
General and administrative expenses	101,442	10,082	1,500	BB	—		116,501
			3,477	CC	—
Total operating expenses	174,690	14,179	4,977		—		193,846
Income from operations	40,284	19,970	(24,640)		(9,960)		25,654
Other income, net	4,261	98	—		—		4,359
Pretax income	44,545	20,068	(24,640)		(9,960)		30,013
Provision for income taxes	11,895	372	(6,579)	EE	(2,659)	GG	3,029
Net income	32,650	19,696	(18,061)		(7,301)		26,984
Net income attributable to non-controlling interests	3,414	—	—		—		3,414
Net income attributable to Landsea Homes	$29,236	$19,696	$(18,061)		$(7,301)		$23,570

Income per share:
Basic	$0.75		—		—		$0.61
Diluted	$0.75		—		—		$0.60
Weighted average common shares outstanding:
Basic	38,885,003		—		—		38,885,003
Diluted	39,076,322		—		—		39,076,322

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared by Landsea Homes in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 20, 2020.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Landsea Homes assumed as the accounting acquirer, and based on the historical consolidated financial statements of Landsea Homes and Antares. Under ASC 805, assets acquired, and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with a business combination are expensed as incurred. The excess of acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The Unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Antares Acquisition had occurred on December 31, 2023, and the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023, give effect to the Antares Acquisition as if it occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Antares Acquisition and integration costs that may be incurred. The pro forma adjustments represent Landsea Homes’ best estimates and are based upon currently available information and certain assumptions that Landsea Homes believes are reasonable under the circumstances. Landsea Homes is not aware of any material transactions between Landsea Homes and Antares during the periods presented. Accordingly, adjustments to eliminate transactions between Landsea Homes and Antares have not been reflected in the unaudited pro forma condensed combined financial information.

2. Accounting Policies and Reclassification Adjustments

The accounting policies used in the preparation of these unaudited pro forma condensed combined financial information are those set out in Landsea Homes’ audited consolidated financial statements as of and for the year ended December 31, 2023.

Certain reclassifications have been reflected in the pro forma adjustments to conform Antares’ presentation to Landsea Homes’ presentation in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information may not reflect all the adjustments necessary to conform the accounting policies of Antares to the accounting policies of Landsea Homes.

Management will perform a comprehensive review of Landsea Homes’ and Antares’ accounting policies. As a result of the review, management may identify differences between the accounting policies of Landsea Homes and Antares which, when conformed, could have a material impact on the financial statements of Landsea Homes following the consummation of the Antares Acquisition.

Reclassification adjustments that have been made to the historical presentation of Antares to conform to the financial statement presentation of Landsea Homes are as follows:

Unaudited Pro Forma Condensed Combined Balance Sheet – As of December 31, 2023

Landsea Homes	Antares	Antares Historical	Reclassification Adjustments	Notes	Antares Historical Adjusted
	(dollars in thousands)
Assets
Cash and cash equivalents	Cash	$93			$93
Cash held in escrow					—
Real estate inventories			95,717	(a)	95,717
	Inventory	86,798	(86,798)	(a)	—
	Lot deposits	8,919	(8,919)	(a)	—
Due from affiliates					—
	Fixed assets, net	765	(765)	(b)	—
Goodwill
Other assets			5,716	(b)	5,716
	Prepaid expense	613	(613)	(b)	—
	Lease deposits	2,586	(2,586)	(b)	—
	Operating lease right-of-use asset	1	(1)	(b)	—
	Other assets	1,751	(1,751)	(b)
Total assets		$101,526	$—		$101,526

Liabilities
Accounts payable	Accounts payable	$1,830			$1,830
Accrued expenses and other liabilities			3,956	(c)	3,956
	Accrued compensation	1,431	(1,431)	(c)	—
	Accrued liabilities	960	(960)	(c)	—
	Warranty reserve	229	(229)	(c)	—
	State income tax payable	301	(301)	(c)	—
	Customer deposits	1,034	(1,034)	(c)	—
	Operating lease liability	1	(1)	(c)	—
Due to affiliates			13,658	(d)	13,658
	Due to Members	13,658	(13,658)	(d)	—
Line of credit facility, net			38,595	(e)	38,595
	Acquisition and construction loans, net of deferred loan costs	38,595	(38,595)	(e)	—
Senior notes, net
Total liabilities		58,039	—		58,039

Equity
Stockholders’ equity:
Preferred stock, $ 0.0001 par value					—
Common stock, $ 0.0001 par value					—
	Members’ Equity	43,487			43,487
Additional paid-in capital					—
Retained earnings					—
Total stockholders’ equity		43,487	—		43,487
Noncontrolling interests					—
Total equity		43,487	—		43,487
Total liabilities and equity		$101,526	$—		$101,526

(a)	Adjustment to reclassify Antares’ Inventory and Lot deposits to Real estate inventories

(b)	Adjustment to reclassify Antares’ Fixed assets, net, Prepaid expense, Lease deposits, Operating lease right-of-use asset and Other assets to Other assets

(c)	Adjustment to reclassify Antares’ Accrued compensation, Accrued liabilities, Warranty reserve, State income tax payable, Operating lease liability and Customer deposits to Accrued expenses and other liabilities

(d)	Adjustment to reclassify Antares’ Due to members to Due to affiliates

(e)	Adjustment to reclassify Antares’ Acquisition and construction loans, net of deferred loan costs to Line of credit facility, net

Unaudited Pro Forma Condensed Combined Statement of Operations – Year ended December 31, 2023

Landsea Homes	Antares	Antares Historical	Reclassification Adjustments	Notes	Antares Historical Adjusted
	(dollars in thousands)
Revenue
Home sales	Homebuilding Revenues, net	$171,142			$171,142
Lot sales and other					—
Total revenues		171,142	—		171,142

Cost of sales
Home sales			136,993	(a), (b), (c), (e)	136,993
	Direct house costs	92,915	(92,915)	(a)	—
	Interest	3,629	(3,629)	(a)	—
	Indirect house costs	1,376	(1,376)	(a)	—
Lot sales and other					—
	Lot costs	30,251	(30,251)	(b)	—
	Closing costs	281	(281)	(b)	—
Total cost of sales		128,452	8,541		136,993
Gross margin		42,690	(8,541)		34,149

Sales and marketing expenses			4,097	(d)	4,097
General and administrative expenses			10,082	(d)	10,082
	Selling, general and administrative expenses	22,720	(7,442)	(c)	—
			(14,179)	(d)
			(1,099)	(e)
Total operating expenses		22,720	(8,541)		14,179
Income from operations		19,970	—		19,970

Other income, net	Other income	98			98
Pretax income		20,068	—		20,068

Provision for income taxes			372	(f)	372
	State income tax, current	372	(372)	(f)	—
Net income		19,696	—		19,696
Net income attributable to noncontrolling interests					—
Net income attributable to Landsea Homes Corporation		$19,696	$—		$19,696

(a)	Adjustment to reclassify Antares’ Direct house costs, Interest and Indirect house costs to Home sales (Cost of sales)

(b)	Adjustment to reclassify Antares’ Lot costs and Closing costs to Home sales (Cost of sales)

(c)	Adjustment to reclassify Antares’ Commission expense to Home sales (Cost of sales)

(d)	Adjustment to reclassify Antares’ Selling, General and Administrative expenses to Sales and marketing expenses and General and administrative expenses

(e)	Adjustment to reclassify Antares’ Spec interest expense and Model interest expense to Home sales (Cost of sales)

(f)	Adjustment to reclassify Antares’ State income tax, current to Provision for income taxes

3. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

Transaction Accounting Adjustments

The Antares Acquisition will be accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired, and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill.

Preliminary Purchase Consideration

(A)	The preliminary purchase consideration is $233.0 million. The following table summarizes the components of the preliminary purchase price consideration reflected in the unaudited pro forma condensed combined financial information (in thousands):

Cash paid to seller (1)	$194,395
Cash paid to settle Antares’ outstanding debt	38,595
Total purchase consideration	$232,990

(1)	Cash paid to seller includes (a) $20.5 million of escrow deposits paid by Landsea Homes prior to the Antares Acquisition which will be net settled with the purchase price upon closing of the Antares Acquisition and (b) $0.3 million of estimated transaction expenses incurred by Antares which will be reimbursed by Landsea Homes upon consummation of the Antares Acquisition. $0.5 million of the escrow deposits was paid prior to December 31, 2023.

Preliminary Purchase Price Allocation

The preliminary purchase accounting was based on a benchmarking analysis of similar transactions in the industry in order to identify value allocations of acquisition considerations to assets acquired and liabilities assumed including intangible assets and step-up in the value of inventory. Upon completion of the Antares Acquisition, a final determination of the fair value of Antares’ assets and liabilities will be performed. The final purchase price allocation may be materially different than that reflected in the preliminary estimated purchase price allocation presented herein. Any increase or decrease in fair values of the net assets as compared with the unaudited condensed combined pro forma financial information may change the amount of the total acquisition consideration allocated to goodwill and other assets and liabilities and may impact the statements of income of Landsea Homes following the consummation of the Antares Acquisition due to adjustments in the depreciation and amortization of the adjusted assets.

The preliminary purchase price allocation is as follows:

Amounts (in thousands)
Cash and cash equivalents	$93
Real estate inventories	179,654
Other assets	7,216
Total assets	186,963

Accounts payable	1,830
Accrued expenses and other liabilities	3,956
Total liabilities	5,786

Net assets acquired (a)	181,177

Preliminary purchase consideration (b)	232,990

Preliminary goodwill (b)-(a)	$51,813

(B)	To record the estimated adjustment to step up Antares’ inventory to fair value. The fair value calculation is preliminary and subject to change. After the Antares Acquisition, the step-up in inventory fair value will increase cost of sales over approximately 12 months as the inventory is sold.

Real estate inventories	Estimated fair value (in thousands)
Homes completed or under construction	$82,726
Land held and land under development	28,001
Deposits and pre-acquisition costs	68,927
Total real estate inventories	$179,654

(C)	To record the preliminary estimated fair value adjustment to the identifiable trade name acquired in the Antares Acquisition. The fair value of intangible assets is subject to change based on the final analyses of the valuation of assets acquired and liabilities assumed. The trade name will be amortized on a straight-line basis over the remaining estimated useful life of one year.

Other assets	Estimated fair value (in thousands)
Trade name	$1,500

(D)	To record the total estimated unrecorded transaction costs of $3.5 million that are expected to be incurred. This adjustment excludes $0.9 million in transaction costs which are recognized in the financial statements of Landsea Homes for the year ended December 31, 2023. $0.3 million of the $3.5 million represents a non-refundable escrow deposit paid to Antares.

(E)	To record the payment of deposits made by Landsea Homes for the Antares Acquisition. $20.0 million of the deposit was paid subsequent to December 31, 2023.

(F)	To record the repayment of Antares’ debt as of December 31, 2023 by Landsea Homes as part of the consideration for the Antares Acquisition.

(G)	To record the elimination of Antares’ historical Members’ equity and Due to affiliates.

Financing Adjustments

(H)	To record additional borrowing drawn by Landsea Homes under its existing revolving credit facility to finance the Antares Acquisition.

4. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

Transaction Accounting Adjustments

(AA)	To record the increase to cost of sales by the amount related to the inventory fair value step up on Homes completed or under construction and Land held and land under development, which are expected to be delivered within one year.

(BB)	To record the incremental amortization expense on a straight-line basis based on the estimated fair value of the acquired trade name intangible asset.

(CC)	To record the estimated unrecorded transaction costs deemed to be direct and incremental costs of the Antares Acquisition. This is a nonrecurring item.

(DD)	To record the elimination of historical interest expense and amortization cost related to Antares’ debt that was paid off by Landsea Homes as part of the consideration for the Antares Acquisition.

(EE)	To record the income tax effect of the pro forma transaction accounting adjustments using the estimated blended tax rate of 26.7%. This does not necessarily reflect the amount that would have resulted had Landsea Homes, following the consummation of the Antares Acquisition, filed consolidated income tax returns during the period presented.

Financing Adjustments

(FF)	To record the interest expense impact from the additional borrowing referenced in Note (H) as if the draw occurred on January 1, 2023. The interest expense is calculated based on the assumed interest rate of 8.3%. An increase/decrease of 1/8th percent in the interest rate is immaterial for the year ended December 31, 2023.

(GG)	To record the income tax effect of the pro forma financing adjustments using the estimated blended tax rate of 26.7%. This does not necessarily reflect the amount that would have resulted had Landsea Homes, following the consummation of the Antares Acquisition, filed consolidated income tax returns during the period presented.

5. Earnings Per Share

The following table sets forth the computation of pro forma basic and diluted earnings per share for the year ended December 31, 2023.

(in thousands, except share and per share data)
Numerator:
Net income - basic and diluted	$23,570

Denominator:
Weighted average shares outstanding
Basic	38,885,003
Diluted	39,076,322

Pro forma net income per share:
Basic	$0.61
Diluted	$0.60